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                                                                    EXHIBIT 99.1

Epoch Biosciences Sells Specialty Oligonucleotide Business to Eurogentec

BOTHELL, Wash. and LIEGE, Belgium, May 28 -- Epoch Biosciences, Inc. (Nasdaq:
EBIO), a provider of proprietary products that accelerate genomic analysis, and Eurogentec S.A., a Belgium-based supplier of products and services for European life science companies, announced a definitive agreement for Epoch to sell the assets and customer base of its specialty oligonucleotide operations located in San Diego, California to Eurogentec.

Under terms of the definitive agreement, Epoch will transfer its customer base, manufacturing equipment, and inventory related to its non-proprietary specialty oligonucleotide business located in San Diego to Eurogentec. In exchange, Epoch will receive $1.4 million in cash at closing, which is expected to occur May 30th. In addition, the existing supply agreement between the two companies allowing Eurogentec to sell custom oligonucleotides that include Epoch's proprietary dyes and non-fluorescent quenchers will be expanded to include North America. Further financial details were not disclosed.

William G. Gerber, chief executive officer of Epoch, stated, "The sale of the specialty oligonucleotide business allows us to focus on our proprietary products, including the core MGB Eclipse(TM) Probe System business. Our MGB Eclipse initiatives are intensifying as we and our partners, Amersham and QIAGEN, address large corporate and retail opportunities in the research sector around the globe. The Eurogentec agreement also generates cash for pursuing other high priorities, including our entry into the diagnostics business this year. The specialty oligonucleotides market was never a primary focus for us. We acquired the business to support manufacturing obligations under a collaborative agreement with Applied Biosystems. Those obligations were eliminated when that agreement was renegotiated."

"We believe the sale of this business produces tangible benefits for all parties. Eurogentec can build a business of scale in the U.S., which is the key to financial success in the specialty reagent business. Our customers will continue to be served by a high quality company. Our employees in San Diego find a home where their expertise is valued and rewarded. Our management team can focus exclusively on Epoch's strategic businesses and scale MGB Eclipse manufacturing efficiently under close supervision here in Bothell," Gerber said. "Finally, our shareholders will benefit in the short term from the elimination of duplication in operational functions and fixed costs and in the long term from our realigned investment of management time and cash resources."

Jean-Pierre Delwart, chief executive officer of Eurogentec, commented, "This acquisition is consistent with our strategy of becoming a comprehensive, global provider for the life sciences industry of products and services that enhance productivity and assure performance. Epoch's assets and employees facilitate the production of custom products of the highest quality for a broad range of applications which fit perfectly with our strategy. This strategic step will complete our presence throughout the synthetic DNA world. We are experiencing increasing demand for robust solutions in all our markets. We opened our Philadelphia office one year ago to address the growing North American market and contribute to the scale and thus the competitiveness of our overall operations."

Eurogentec expects to retain most of the established workforce and continue to provide specialty probes and primers to the life sciences market.

Prior to Epoch's acquisition in November 2000, the transferred business was known as Synthetic Genetics and operated as a division of Immune Complex Corporation. Epoch originally purchased the operation to provide manufacturing capacity for TaqMan MGB probe products marketed by Applied Biosystems, Inc.
(ABI). In August 2000, ABI agreed to incorporate Epoch's MGB technology in all of ABI's TaqMan(R) probes and gave

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Epoch rights to manufacture a portion of the probes. Subsequently, the partners agreed to convert those manufacturing rights to royalty payments, and Epoch has no further manufacturing obligations to ABI.

Epoch anticipates recording a loss on the transaction in the second quarter of approximately $3 million. Included in the loss calculation is the non-cash write off inventory, equipment and other assets transferred to Eurogentec, including intangible assets associated with the original acquisition of approximately $2.6 million.

Epoch will continue to manufacture proprietary products, including its MGB Eclipse Probe Systems, at its headquarters facility in Bothell, Washington. The Company has sufficient space in the short term to accommodate the additional manufacturing activity and has recently secured an additional 4,700 feet of shell space continuous to its Bothell facility to provide for future manufacturing capacity or other needs.

The earlier agreement between Epoch and Eurogentec, announced in February 2002, expanded distribution of Epoch's proprietary reagents to researchers in international markets. Under the distribution agreement, Eurogentec was granted the right to use Epoch dyes and quenchers to produce custom oligonucleotides for sale in Europe and in Japan through a joint venture between Eurogentec and Nippon Gene Co. Ltd.

About Epoch Biosciences

Epoch Biosciences develops proprietary products with commercial applications in the genomics and molecular diagnostics fields. Epoch's technology has numerous applications including the detection of inherited diseases and single nucleotide polymorphisms (SNPs) to identify individuals at risk for disease or adverse drug reactions. The Company's chemical reagents enhance the performance of genetic analysis procedures, and are compatible with the majority of DNA analysis systems currently employed or under development for research and diagnostic uses. The Company licenses its chemistries to leading genomics companies for incorporation in their systems and distribution to end-users. Epoch also manufactures and sells specialty oligonucleotides and genetic detection systems employing its proprietary chemistry. Information about Epoch is available at www.epochbio.com.

About Eurogentec

Eurogentec is a Belgian company offering first-class service in oligonucleotide and peptide synthesis, DNA sequencing, monoclonal and polyclonal antibody production, Real-Time PCR and DNA array. In addition, the company has expertise for the development of new biopharmaceuticals from R&D to GMP clinical batches manufacturing.

Eurogentec was founded in 1985 as a spin off from the University of Liege. The company has established its headquarters in the Sart Tilman Science Park (Liege). The Company has subsidiaries in France, Germany, the UK, the Netherlands and a branch office in Switzerland. In August 2001, the company made another strategic step with the incorporation of the joint venture Nippon EGT in Japan and in May 2002, Eurogentec opened a North American office in Philadelphia. The EGT Group currently employs 286 people, including 30 PhDs. Eurogentec is a profitable company with revenues growing from euro 12.3 million in 1998 to euro 30.5 million in 2002/2003.

Epoch Biosciences Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The closing of the sale of the specialty oligonucleotide business is subject to typical closing conditions and it is possible that such conditions will not be met. The other forward-looking statements are subject to risks and uncertainties, including but not limited to Epoch's reliance on its corporate partners and the possibility that Epoch's products and technologies may be non-competitive or that third parties assert proprietary rights that preclude Epoch from marketing its products and technologies. These factors and others may cause actual results to differ materially from the anticipated results. Additional information about potential risk factors that could affect Epoch's business and financial results is included in Epoch's Annual Report on Form 10-K for the year ended December 31, 2002 and in other reports filed from time to time with

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the Securities and Exchange Commission. These forward-looking statements speak only as to the date of this release and Epoch undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

MGB Eclipse(TM) and MGB(TM) are trademarks of Epoch Biosciences, Inc.